Exhibit 99.1

CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Howard Bancorp, Inc. (“Howard”) as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 filed by F.N.B. Corporation (“FNB”) on the date hereof (the “Registration Statement”) relating to the proposed merger of Howard with and into FNB and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ KEEFE, BRUYETTE & WOODS, INC.

KEEFE, BRUYETTE & WOODS, INC.

Dated: September 13, 2021

Keefe, Bruyette & Woods, Inc. • 501 North Broadway, St. Louis, MO 63102